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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC  20549

                              FORM 8-K

          Current Report Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) February 22, 1999
                                                   -----------------


                  ENGINEERED SUPPORT SYSTEMS, INC.
--------------------------------------------------------------------

         MISSOURI                0-13880             43-1313242
(State of Incorporation)  (Commission File No.)    (IRS Employer
                                                 Identification No.)




1270 North Price Road, St. Louis, Missouri               63132
(Address of principal executive officer)               (Zip Code)




Registrant's telephone number including area code: (314)993-5880

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Item 5.   Other Events.

          On February 22, 1999, Engineered Electric Company, a wholly-owned subsidiary of Engineered Support Systems, Inc. (the Company), acquired substantially all of the net assets, primarily consisting of a manufacturing facility and working capital, of the Fermont division of Dynamics Corp. of America, a wholly-owned subsidiary of CTS Corporation, for approximately $10 million in cash subject to certain post-closing adjustments. The Company intends to continue Fermont's existing operations. The transaction will be accounted for as a purchase.

Item 7.   Financial Statements and Exhibits.

          (c) (1) Asset Purchase Agreement by and between Dynamics Corporation of America, a New York corporation, and Engineered Electric Company, a Missouri corporation.



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Item 7(c)(1) - Asset Purchase Agreement by and between Dynamics
               Corporation of America, a New York corporation, and Engineered Electric Company, a Missouri corporation.

-----------------------------------------------------------

                  ASSET PURCHASE AGREEMENT

                       BY AND BETWEEN

              DYNAMICS CORPORATION OF AMERICA,
                  A NEW YORK CORPORATION,

                            AND

    ENGINEERED ELECTRIC COMPANY, A MISSOURI CORPORATION








                     FEBRUARY 22, 1999



-----------------------------------------------------------
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                     ASSET PURCHASE AGREEMENT
                     ------------------------

      THIS ASSET PURCHASE AGREEMENT ("Agreement"), is made as of the 22nd day of February, 1999 by and between DYNAMICS CORPORATION OF AMERICA, a New York corporation ("Seller"), and ENGINEERED ELECTRIC COMPANY, a Missouri corporation ("Buyer") and joined in by CTS Corporation, an Indiana corporation ("CTS") and Engineered Support Systems, Inc., a Missouri corporation ("ESSI") for the purposes set forth on the signature page hereto.

                             RECITALS
                             --------

     A. Seller is a wholly-owned subsidiary of CTS.

     B. Seller's Fermont Division ("Fermont Division") is engaged in the business of manufacturing power generation systems and replacement parts for existing generator sets for the United States Government and other customers, together with related engineering and logistics support (the "Generator Business").

     C. Seller conducts the Generator Business at its manufacturing facility located in Bridgeport, Connecticut and more fully described on Exhibit A to this Agreement (the "Fermont Realty").
---------

     D. Buyer desires to purchase from Seller and Seller desires to sell to Buyer substantially all of the assets of Seller's Fermont Division, including without limitation, the Fermont Realty, the machinery and equipment located at the Fermont Realty site, certain intangible assets, and working capital of Seller's Fermont Division on the terms and subject to the conditions set forth herein.

     E. Seller desires to have Buyer assume certain liabilities of Seller and Buyer is willing to assume such liabilities on the terms and conditions set forth herein.

     F. Seller and Buyer have agreed to provide to each other certain representations, warranties and covenants and indemnities as set forth herein.

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

                             AGREEMENT
                             ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Transaction Upon Closing Date.
          -----------------------------

          1.1  Sale and Purchase of Purchased Assets.
               -------------------------------------

               (a) At the Closing (as defined in Section 2 hereof), Buyer shall purchase from Seller and Seller shall sell to Buyer free and clear and exclusive of any and all liabilities, obligations, liens, claims or encumbrances (whether absolute, accrued, contingent or otherwise) other than the Assumed Liabilities and Permitted Liens (as defined in Section 3.7.1), the hereinafter described "Purchased Assets" for the amount of Ten Million Dollars ($10,000,000.00), subject to the upward or downward adjustments provided for in Section 1.4 hereof ("Purchase Price").

               (b) The "Purchased Assets" that Seller shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, at Closing, shall consist of the following properties, interests and other assets relating primarily to or used or held for use primarily in the operation of the Generator Business:

                    (i)   The Fermont Realty described on Exhibit A
                                                          ---------
to this Agreement;

                    (ii)  All of the finished goods inventory,
work-in-progress and raw materials inventory as of the Closing including that which is identified on Exhibit B to this Agreement (collectively
                            ---------
"Inventory");

                    (iii) All of the accounts receivable as of the Closing including those which are identified on Exhibit C to this
                                                ---------
Agreement (collectively "Accounts Receivable');

                    (iv) All of the furniture, fixtures, machinery and equipment identified on Exhibit D to this Agreement (collectively
                        ---------
"Machinery and Equipment');

                    (v)   All trademarks, service marks, trade
names (including without limitation, Seller's "Fermont" trade name), trade secrets, labels, business names, copyrights, patents, inventions, industrial models, processes, designs, know-how, and other general intangibles and proprietary information, or any registration or application for registration for any of the foregoing, described on Exhibit E to this Agreement (including the specific location of each
---------
writing, computer program or other intangible medium containing its complete description, specifications, source codes, charts, procedures, manuals and other descriptive material relating to it);

                    (vi)  All operating data and business files
primarily related to or used or held for use primarily in the operation of the Generator Business, including, without limitation, the following to the extent relating primarily to or used or held for use primarily in the operation of

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the Generator Business: the customer list described on Exhibit F to
                                                       ---------
this Agreement; all marketing information; all current record-keeping information; all business systems; all lists and contracts of current suppliers of inventory and other materials, all advertising, marketing and promotional brochures, letterhead, envelopes, labels, operating instructions, employee manuals, and warranty materials, as well as printing plates and negatives related thereto; and Seller's telephone numbers and telephone directory listings described on Exhibit G to this
                                                      ---------
Agreement (collectively "Records");

                    (vii)  All licenses, permits, authorizations
and other interests in governmental licenses and permits that relate primarily to or are used or held for use primarily in the operation of the Generator Business or the Fermont Realty (except to the extent such licenses, permits and authorizations are not transferable) described on Exhibit H to this Agreement (collectively "Permits and Licenses");
---------

                    (viii) All Government Contracts and Government Subcontracts (as defined in Section 3.10) identified on Exhibit I or
                                                        ---------
entered into not in breach of this Agreement between the date hereof and the Closing; all contracts, agreements, arrangements or commitments of any kind between Seller and any other person or entity regarding commercial transactions and relating primarily to the Generator Business, identified on Exhibit J to this Agreement or entered into not
                        ---------
in breach of this Agreement between the date hereof and the Closing ("Customer Contracts") (the Government Contracts and Government Subcontracts and the Customer Contracts are hereafter sometimes collectively referred to as the "Contracts");

                    (ix) All contracts, leases and other agreements to which Seller is a party that are related primarily to or used or held for use primarily in the operation of the Generator Business, other than Contracts, identified on Exhibit K to this Agreement or
                                    ---------
entered into not in breach of this Agreement between the date hereof and the Closing ("Operation Agreements");

                    (x) All manufacturers' and vendors' warranties and guaranties in favor of Seller to the extent that the same relate primarily to any of the Purchased Assets or the Generator
Business  (collectively "Warranties");

                    (xi)   All petty cash on hand located at the
Fermont Realty as of the Closing; and

                    (xii)  All other assets of every kind and
nature, tangible or intangible, owned by Seller and relating primarily to or used or held for use primarily in the operation of the Generator Business.

               (c)  Notwithstanding the foregoing, the term
"Purchased Assets" shall not include and Seller will retain and neither Buyer nor ESSI will acquire any assets or rights of Seller not relating primarily to or used or held for use primarily in the operation of the Generator Business or the following assets of Seller (the "Excluded Assets"):

                    (i)    Refunds pertaining to Taxes paid by
Seller or CTS;

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                    (ii)   Any rights of Seller or CTS under this
Agreement or any other agreements between Seller and CTS, on the one hand and Buyer or ESSI on the other hand;

                    (iii)  Any assets or properties of Seller or
CTS transferred, disposed of or consumed in the ordinary course of business prior to the Closing and not otherwise in breach of this Agreement;

                    (iv) All cash and cash equivalents of Seller, whether or not related to the Generator Business, other than petty cash on hand located at the Fermont Realty as of the Closing;

                    (v) The insurance policies or other insuring agreements of Seller, whether or not pertaining to the Purchased Assets or the Generator Business, and all rights of every nature and description under or arising out of such policies or agreements, subject to Section 12.4, other than proceeds to be disbursed for claims pending or that could be filed under such policies or agreements and relating to property damage affecting any of the Purchased Assets and occurring prior to the Closing Date, which proceeds shall be deemed a Purchased Asset hereunder;

                    (vi)   The rights, title and interest in the
corporate names or trade names "Dynamics Corporation of America" and "DCA" and any variations or derivations thereof (collectively, the "Seller Trade Name") and the corporate names "CTS Corporation" and "CTS" and any variations or derivations thereof;

                    (vii) Any assets held in trust for the purpose of providing benefits under the Dynamics Corporation of America Employee Investment and Savings Plan (the "401(k) Plan"), the Retirement Plan for Employees of Dynamics Corporation of America (the "Pension Plan" and, together with the 401(k) Plan, the "Retirement Plans") or under any other Employee Plan; and

                    (viii) The rights and interests of Seller or
CTS under the causes of action listed on Schedule 1.1(c)(viii) to this
                                         ---------------------
Agreement or otherwise related to or arising in connection with any Retained Liability.

               1.2  Assumption of Certain Liabilities.  (a)  On the
                    ---------------------------------
terms and subject to the conditions of this Agreement, effective as of the Closing and without further action, Buyer will assume and agree to pay, perform, satisfy and discharge when due, and to indemnify Seller against and hold it harmless from the Assumed Liabilities. The term "Assumed Liabilities" means all obligations and liabilities (other than Retained Liabilities) of Seller specified below:

                    (i)   The executory portion as of the Closing
of the Contracts identified on Exhibits I and J hereof;
                               ----------     -

                    (ii)  The executory portion as of the Closing
of the Operation Agreements identified on Exhibit K hereof;
                                          ---------

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                    (iii) All of the accounts payable and accrued
expenses shown as such on the Effective Date Balance Sheet and such accounts payable and accrued expenses that under GAAP (as hereinafter defined) consistently applied properly exist on the Closing Date and which would constitute "expenses" under the definition given for that term in Section 2(c) but for the fact that such amounts were not paid prior to the Closing Date;

                    (iv)  All other liabilities shown as current
liabilities on the Effective Date Balance Sheet and such current liabilities that under GAAP consistently applied properly exist on the Closing Date and which would constitute "expenses" under the definition given for that term in Section 2(c) but for the fact that such amounts were not paid prior to the Closing Date;

                    (v)   any claims under express or implied
warranties given by Seller in respect of products manufactured and sold by Seller in the Generator Business prior to the Effective Date; and

                    (vi) All liabilities and obligations relating in any way to the operation of the Generator Business by Buyer after the Closing Date.

               (b) Notwithstanding the foregoing, the term "Assumed Liabilities" will not include and Seller shall retain, perform and pay and Buyer shall not assume, nor be responsible for any of the Retained Liabilities. For purposes of this Agreement, "Retained Liabilities" means any and all liabilities or obligations relating in any way whatsoever (i) to severance benefits, termination compensation or other amounts or benefits owing to any employee, agent, representative or independent contractor of Seller as a result of the separation of any such relationship with Seller following the consummation of the sale of the Generator Business to Buyer, (ii) to the Excluded Assets, (iii) the liabilities and obligations under the contracts identified on Exhibit L
                                                              ---------
of this Agreement ("Excluded Contracts"), (iv) to intercompany payables (except as described on Schedule 2(c)) and non-current liabilities of
                        -------------
Seller, and (v) to the operation of the Generator Business by Seller prior to the Closing Date (except for current liabilities, including accounts payable and accrued expenses, reflected as such on the Effective Date Balance Sheet or described in Sections 1.2(a)(iii) or
(iv)).

               (c) Notwithstanding any other provision hereof or of applicable law to the contrary, the parties' respective obligations under any covenant in this Agreement, including without limitation Buyer's obligations under Section 1.2, 1.4 and 1.5, will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any document delivered in connection herewith or any right or alleged right to indemnification hereunder or any other matter whatsoever.

                    For purposes hereof, the term Effective Date
Balance Sheet shall mean the balance sheet of Seller's Fermont Division at the Effective Date, as finally determined in accordance with the provisions of Section 1.5. The Effective Date Balance Sheet is attached as Schedule 3.3(a).
   ---------------

          1.3  Payment of Purchase Price.  The Purchase Price of Ten
               -------------------------
Million Dollars ($10,000,000.00), subject to the upward or downward adjustments provided for in Section 1.4 hereof shall be paid by Buyer to Seller by certified or bank check or wire transfer at Closing.

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
          1.4  Purchase Price Adjustments.
               --------------------------

               (a)  In the event that Seller's Working Capital
Position (defined as current assets minus current liabilities as reflected on the Effective Date Balance Sheet but not including any of the foregoing that constitute Excluded Assets or Retained Liabilities) exceeds Ten Million Eight Hundred Forty-Two Thousand Dollars ($10,842,000.00) as of the Effective Date, then the Purchase Price shall be increased dollar-for-dollar by such excess amount ("Adjustment Increase"). If there is an Adjustment Increase of Five Hundred Thousand Dollars ($500,000.00) or less, then the Adjustment Increase shall be paid as set forth in Section 1.5(d). If the Adjustment Increase exceeds Five Hundred Thousand Dollars ($500,000.00), then the Adjustment Increase shall be paid to Seller within one hundred twenty (120) days after the Closing by wire transfer of immediately available funds to an account designated therefor by Seller.

               (b)  In the event that Seller's Working Capital
Position is less than Ten Million Eight Hundred Forty-Two Thousand Dollars ($10,842,000.00) as of the Effective Date, then the Purchase Price shall be decreased dollar-for-dollar by the difference between Seller's Working Capital Position as of the Effective Date and Ten Million Eight Hundred Forty-Two Thousand Dollars ($10,842,000.00) ("Adjustment Decrease") and the amount of the Adjustment Decrease will be paid as set forth in Section 1.5(d) if it has not been determined as of the Closing.

               (c) The parties agree to the following downward adjustments in the Purchase Price: (i) $200,000.00 inventory adjustment for other direct costs; (ii) $10,000.00 excessive inventory adjustment;
(iii) $282,924.00 adjustment to net accrued income tax benefits due from CTS; and (iv) $267,000.00 warranty reserve adjustment.

          1.5  Effective Date Audit.  (a) As soon as practicable
               --------------------
after the Effective Date and in any event within thirty (30) days after the Closing Date, Buyer shall conduct an audit of the Purchased Assets (including, but not limited to, the Inventory) and Assumed Liabilities to verify such assets and liabilities as of the Effective Date (the "Effective Date Audit"). The Effective Date Audit shall be performed by the accounting firm of Price Waterhouse Coopers, L.L.P., at Buyer's expense. Except as otherwise provided herein, the Purchased Assets and Assumed Liabilities shall be valued in accordance with generally accepted accounting principles consistent with past practices, so long as such practices have been in accordance with generally accepted accounting principles and will exclude the Excluded Assets and Retained Liabilities. For purposes of the physical audit of the Inventory, the Inventory shall be valued at the lower of cost or market and net of any progress payments; provided that any Inventory which is obsolete or unusable in the ordinary course of business shall not be counted for purposes of determining the value of the Inventory hereunder.

               (b) For a period of thirty (30) calendar days after the date of Buyer's delivery to Seller of the results of the Effective Date Audit, Buyer will provide Seller and its representatives access, during normal business hours and upon reasonable prior notice, to the facilities, personnel and accounting and other records of the Business to the extent reasonably determined by Seller to be necessary to permit Seller to review the Effective Date Audit; provided, however, that Seller

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will conduct any such review in a manner that does not unreasonably interfere with the conduct of the Business by the Buyer after the Closing.

               (c) If, within thirty (30) calendar days after the date of Buyer's delivery to Seller of the Effective Date Audit results and the calculation of Seller's Working Capital Position, Seller disagrees in good faith with any component of Buyer's calculation of Seller's Working Capital Position or the components thereof, Seller will give written notice to Buyer within such thirty (30) calendar day period (i) setting forth Seller's computation of Seller's Working Capital Position as of the Closing Date and (ii) specifying in reasonable detail Seller's basis for its disagreement with Buyer's computation. The failure by Seller to so express its disagreement or provide such specification within such thirty (30) calendar day period will constitute Seller's acceptance of Buyer's calculation of Seller's Working Capital Position. If Buyer and Seller are unable to resolve any disagreement between them within ten (10) calendar days after the giving of notice of such disagreement, the items in dispute will be referred for determination to a mutually agreed upon "big five" accounting firm other than Price Waterhouse Coopers, L.L.P. (the "Accountants") as promptly as practicable. Buyer and Seller will use reasonable efforts to cause the Accountants to render their decision as soon as practicable, including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items included in Seller's Working Capital Position in dispute, which determination will be (A) in writing, (B) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants, (C) made in accordance with this Agreement, and (D) conclusive and binding upon each of the parties hereto. In connection with their determination of the disputed items, the Accountants will be entitled, but not obligated, to rely on the workpapers, trial balances and similar materials prepared by Price Waterhouse Coopers LLP in connection with the Effective Date Audit. The Accountants will not consider or make any adjustment in respect of any matter which is not in dispute, other than an adjustment resulting from any other adjustment in respect of a matter which is in dispute, and the fees and expenses of the Accountants incurred in resolving such disputes will be shared equally by Buyer and Seller (except as provided below). If the determination of the Accountants represents an outcome more favorable to either Buyer or Seller than the midpoint of such parties' last written settlement offers related to all items in dispute, in the aggregate, submitted to the Accountants upon the referral of the matter to the Accountants (each a "Last Offer"), then the party obtaining such favorable result will be deemed the "Prevailing Party" and the other party will be deemed the "Non-Prevailing Party". For purposes hereof, all of the fees and expenses of the Accountants, and the reasonable out-of-pocket expenses of the Prevailing Party related to the dispute, will be borne by the Non-Prevailing Party. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement offer (other than the Last Offer) made by any party.

               (d)  To the extent that the amount of Seller's
Working Capital Position  as finally determined in accordance with this
Section 1.5, represents an Adjustment Increase of Five Hundred Thousand Dollars ($500,000) or less, or an Adjustment Decrease which was not determined as of the Closing, Buyer or Seller, as applicable, will, within ten (10) calendar days after the final determination of the Seller's Net Working Capital Position pursuant to this Section

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

1.5, make payment by wire transfer of immediately available funds of the amount of such difference to such account as has been designated by Buyer or Seller, as applicable.

               (e) Buyer, Seller, CTS and ESSI agree that (i) a final determination of the Effective Date Audit Results and calculation of Seller's Working Capital Position have been made in accordance with Sections 1.4 and 1.5, (ii) that the resulting Adjustment Decrease of $3,495,493.00 has been finally determined in accordance therewith, (iii) that the total Purchase Price after giving effect to such Adjustment Decrease and the downward adjustments provided for in Section 1.4(c) is $5,744,583.00, which price will not be subject to further adjustment under Section 1.4 or this Section 1.5, and (iv) that none of Buyer, Seller, CTS or ESSI will be entitled to dispute any item included in the Effective Date Audit Results or Seller's Working Capital Position after the date hereof. The parties have taken all actions required to be taken under Sections 1.4 and 1.5 with respect to the Effective Date Audit; provided, however, nothing in this Section 1.5(e) will be deemed to limit or restrict Buyer's entitlement to indemnification under
Section 9.

          1.6  Allocation of Purchase Price.  The Purchase Price, as
               ----------------------------
finally determined pursuant to Sections 1.4 and 1.5 above, shall be allocated among Seller's assets in the manner reasonably determined by Buyer. As soon as reasonably practicable after Closing, Buyer will notify Seller in writing of the allocation of the Purchase Price. Seller and Buyer each agree that they will not take any position on their respective income tax returns that is inconsistent with such allocation of the Purchase Price.

     2.   Closing.  (a) Subject to the fulfillment or waiver of the
          -------
conditions precedent specified in Sections 7 and 8 (the "Conditions"), the consummation of the purchase of the Purchased Assets and assumption of the Assumed Liabilities contemplated hereby (the "Closing") will take place on February 22, 1999 or such other date as provided in Section 2(b) (the "Closing Date"). The Closing will take place at 10:00 A.M., C.S.T.

               (b) Subject to Section 11, if the Closing has not occurred by the date specified in Section 2(a), then the Closing Date will be extended to the earlier of (a) the fifth (5th) business day after the Conditions have been satisfied or waived or (b) such other date, on or prior to February 28, 1999, to which Buyer and Seller mutually agree.

               (c) It is understood and agreed by the parties hereto that although the transfers, assignments, exchanges and assumptions provided for under this Agreement shall take place on the Closing Date, the net cash inflow or outflow of the Generator Business between the close of business on October 25, 1998 (the Effective Date") and the Closing Date as described below will be for the benefit or detriment of Buyer. Accordingly, all "receipts" received and all "expenses" paid in connection with the operation of the Generator Business during the period commencing on the Effective Date and ending on the Closing Date shall be deemed to have been for and accrued to Buyer's account. For purposes of this Section 2(c), the term "receipts" shall mean and include all cash receipts including cash proceeds of the Purchased
Assets received by Seller or any other divisions or affiliates of Seller or CTS in connection with the operation of the Generator Business between the Effective Date and the Closing Date. For purposes of this
Section 2(c), the term "expenses" shall mean and include all cash disbursements made by Seller

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

or any other divisions or affiliates of Seller or CTS in connection with the operation of the Generator Business in its ordinary course between the Effective Date and the Closing Date whether or not such disbursements are processed as accounts payable of the Generator Business and will include the expenses listed on Schedule 2(c); provided, however, Seller shall reimburse or credit Buyer for any management or other intercompany administrative service fees or charges or any allocation of shared overhead (whether for employees, services, equipment or otherwise) or management fees paid in connection with or charged to the Generator Business during the period between the Effective Date and the Closing Date that are not of the type described on Schedule 2(c) and provided further that "expenses" will not include
   -------------
costs and expenses of Seller and/or CTS of the type referred to in
Section 12.9 or Retained Liabilities. At Closing, or if impracticable, within ten (10) days after the Closing Date, Seller shall deliver to Buyer a schedule of the receipts received and expenses paid in connection with or charged to the operation of the Generator Business by Seller between the Effective Date and the Closing Date (the "Cash Drawer Schedule"). If, within thirty (30) calendar days after the date of Seller's delivery to Buyer of the Cash Drawer Schedule, Buyer disagrees in good faith with any component thereof, Buyer will give written notice to Seller within such thirty (30) day period specifying in reasonable detail Buyer's basis for its disagreement with the Cash Drawer Schedule. If Buyer and Seller are unable to resolve any disagreement between them within fifteen (15) calendar days after Buyer's giving of notice of such disagreement with the Cash Drawer Schedule, the items in dispute will be referred for determination to Price Waterhouse Coopers, L.L.P. as promptly as practicable. Price Waterhouse Coopers, L.L.P. will make a determination as to each of the disputed items and such determination shall be conclusive and binding upon each of the parties hereto. The fees and expenses of Price Waterhouse Coopers, L.L.P. incurred in resolving such disputes under this Section 2(c) will be shared equally by Buyer and Seller. If the amount of receipts exceeds the amount of expenses as finally determined in accordance with this Section 2(c), such excess amount will be paid by Seller to Buyer within ten (10) days after the final determination of such excess amount. If the amount of expenses exceeds the amount of receipts as finally determined in accordance with this Section 2(c), such excess amount will be paid by Buyer to Seller within ten (10) days after the final determination of such excess amount.

               (d) At the Closing, and, if necessary, after Closing, Seller (and CTS) shall execute and/or cause to be delivered such agreements, instruments, general warranty deeds, warranty bills of sale, assignments, certificates, waivers, releases, documents and materials, and each party hereto shall take such other actions, as may be reasonably requested by Seller or Buyer, as the case may be, for the purpose of carrying out, facilitating and/or evidencing the contemplated transactions set forth in this Agreement. In the event Buyer or Seller (or any affiliated companies of Buyer or Seller including CTS and ESSI) after the Closing Date receives from a third party or otherwise is in the possession of any assets (including proceeds of Accounts Receivable) that rightfully are the property of another party following the Closing, the parties agree that such assets shall be promptly turned over to the appropriate party. Further, the parties hereto agree that the purchase and sale of the Fermont Realty shall be closed under and according to the usual and customary sale conditions and closing practices generally observed in the county, city and/or township within which the Fermont Realty is situated. In addition, the Fermont Realty shall be transferred in accordance with the provisions of Sections 22a - 134 through 22a - 134e of the Connecticut General Statutes as amended by Public Act 95 - 183 and in conjunction

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

therewith, Seller will file, at its expense, the appropriate Property Transfer Form, an Environmental Condition Assessment Form and other transfer or disclosure forms required under Connecticut's property transfer laws.

     3.   Representations and Warranties of Seller.  Seller represents
          ----------------------------------------
and warrants to Buyer as follows:

          3.1  Organization and Qualification.  Each Seller and CTS
               ------------------------------
is duly incorporated and organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted, and Seller is qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each state in which Seller reasonably believes the ownership of its properties included in the Purchased Assets or conduct of its Generator Business makes it necessary to qualify. Schedule 3.1 sets forth the
                                         ------------
jurisdictions in which Seller is qualified as a foreign corporation in connection with the operation of the Generator Business. Seller and CTS have full corporate power and by the Closing Date will have taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement and all other agreements herein contemplated to be executed in connection herewith by Seller and CTS have been (or will be) duly executed and delivered by Seller and CTS, have been (or will be) effectively authorized by all necessary action, corporate or otherwise, by Seller and CTS and (assuming due execution and delivery by Buyer and ESSI as applicable) constitute (or upon execution will constitute) legal, valid and binding obligations of Seller and CTS enforceable in accordance with their respective terms.

          3.2  Capitalization.  All of the issued and outstanding
               --------------
capital stock of Seller is owned by CTS.

          3.3  Financial Statements.
               --------------------

               (a) Seller has furnished to Buyer: (i) financial statements of Seller's Generator Business at and for the fiscal year ended December 31, 1997, consisting of a balance sheet at such date and the related statement of operations and statement of cash flows for the year ended on such date (the "Annual Financial Statements"); and (ii) the unaudited balance sheet and statement of operations of Seller's Generator Business at and for the six (6) month period ended June 30, 1998 and the unaudited balance sheet of Seller's Generator Business at October 25, 1998 that is attached as Schedule 3.3(a) (collectively, the
                                     ---------------
"Interim Financial Statements"). The Annual Financial Statements and the Interim Financial Statements are hereinafter sometimes referred to collectively as the "Financial Statements."

               (b) (i) The Financial Statements have been prepared in accordance with the books and records of Seller; (ii) the Annual Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered; (iii) the Interim Financial Statements have been prepared in accordance with standard company policies consistently followed by Seller; and (iv) the Financial Statements present fairly in all material respects, the financial position of the Generator Business as of the dates thereof and the results of its operations and cash flows (as applicable) for the periods specified in conformity with United States generally accepted accounting principles, consistently applied ("GAAP"), except as set forth in the notes to the Financial Statements and except in the case of the Interim Financial Statements for normal year end non-material adjustments, the absence of notes and the adjustments provided for in
Section 1.4. There has been no change in accounting methods or practices except as required by GAAP during the periods covered by the Financial Statements.

          3.4  Material Effect.  Since June 30, 1998, there has not been:
               ---------------

               (a)  except as set forth on Schedule 3.4(a), any
                                           ---------------
increase in the salary or other compensation payable or to become payable to any employee of Seller, or the declaration, payment, commitment or obligation of any kind for the payment of a bonus or other additional salary, compensation or benefit, other than normal cost-of-living and customary merit increases;

               (b) except as set forth in this Agreement or in any of the Schedules, any transaction by Seller not in the ordinary and usual course of business that would have any Material Adverse Effect (as defined below in this Section);

               (c)  except as set forth on Schedule 3.4(c) any
                                           ---------------
material alteration in the manner in which Seller keeps its books, accounts or records or in the accounting practices therein reflected;

               (d)  except as set forth on Schedule 3.4(d), a
                                           ---------------
termination, or a threatened termination, or substantial modification of the relationship of Seller with any customer or supplier which would have a Material Adverse Effect, or the occurrence of any event having a Material Adverse Effect;

               (e)  except as set forth on Schedule 3.4(e), any
                                           ---------------
acquisitions or leases of or commitments to acquire or lease any realty, or any item of personal property in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate, other than inventory in the ordinary course of business; or

               (f) any change in the financial condition or in the operations, business or manner of conducting the business of the Generator Business (other than changes in the ordinary and usual course of business consistent with prior practice), which, individually or in the aggregate, has had or would have a Material Adverse Effect.

          As used in this Agreement, "Material Adverse Effect" means any change in or effect on the Generator Business that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Generator Business, taken as a whole, except as may result from changes in the defense industry generally and changes in the financial markets or general economic conditions.

          3.5  Tax Matters.
               -----------

               (a)  For purposes of this Agreement:

                    (i)   the term "Taxes" means (A) all federal,
state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, personal property, real property value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, alternative minimum, excise, severance, stamp, occupation, premium, property, environmental, self-dealing, prohibited transactions, windfall or excess profits, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

                    (ii)  the term "Returns" means all returns,
declarations, reports, statements and other documents filed or required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

               (b)  Except as described on Schedule 3.5(b) and
                                           ---------------
except as would not result in a material liability of Buyer after the Closing Date or in a Lien being placed against any of the Purchased Assets that is not a Permitted Lien:

                    (i)   Seller has properly filed on a timely
basis all Returns relating to the Fermont Division required to have been filed and has paid all Taxes shown thereon as due on a timely basis.

                    (ii)  Seller has provided to representatives
of Buyer access to all federal and state income and material franchise Returns, filed or submitted by Seller in respect of its Fermont Division with or to the relevant taxing authorities with respect to all periods for which the applicable statutes of limitations remain open, and has produced for Buyer's inspection all material sales tax, use tax, property tax, and other tax and information returns filed by Seller solely in respect of its Generator Business since January 1, 1997.

                    (iii) Seller has not received notice of any pending examination pertaining to, or claims for, federal or state income taxes or assessments asserted against Seller in respect of its Generator Business by any taxing authority in respect of such Taxes for any period to date.

          3.6  Litigation, Compliance and Environmental Matters.
               ------------------------------------------------

               (a)  Litigation Pending or Threatened.  Except as set
                    --------------------------------
forth on Schedule 3.6(a) and except for matters for which Buyer will
         ---------------
have no liability or obligation after the Closing Date or which would not result in a Lien being placed against any of the Purchased Assets that is not a Permitted Lien, (i) there is no action, suit, arbitration, proceeding, or grievance or investigation, pending or, to the knowledge of Seller, since October 16, 1997 threatened, before any court, tribunal, panel, master or governmental agency, authority or body to which the Seller's Generator

Business or the Purchased Assets are subject, nor is any officer or employee of Seller employed in the Generator Business enjoined from any action or subject to any continuing restriction in the conduct of the Generator Business, and (ii) to the knowledge of Seller, there are no facts or circumstances that could reasonably be expected to give rise to any action, suit, arbitration, proceeding, or grievance or investigation that would be required to be disclosed pursuant to Section 3.6(a).

               (b)  Violation of Law.  Seller is not in violation in
                    ----------------
any material respect of any provision of any law, decree, order or regulation (including, without limitation, those relating to antitrust or prohibiting other anti-competitive business practices, and those relating to employment practices (i.e., discrimination, health and safety), applicable to the Generator Business or the Purchased Assets. Seller has all material federal, state, local and foreign licenses, permits and other governmental authorizations required in the conduct of its Generation Business and the operation of its properties. Seller is not a party to any consent decree issued by any governmental agency, authority or body.

               (c)  Environmental Matters.
                    ---------------------

                    (i)   Notice of Violations.  Except as (i)
                          --------------------
listed or described on Schedule 3.6(c), or (ii) listed or described in
                       ---------------
the Phase I Environmental Site Assessment dated July 20, 1998, prepared by ATC Associates, Inc. (the "ATC Phase I Report") and relating to the Fermont Realty, a copy of which has previously been delivered to Buyer,
(A) Seller has not received any written notice or other communication concerning any alleged material violation of Environmental Requirements (as hereafter defined), or notice or other communication concerning alleged liability for Environmental Damages (as hereafter defined) in connection with the Fermont Realty or the Generator Business, (B) there is no (1) writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or to the knowledge of Seller threatened, relating to the ownership, use, maintenance or operation of the Fermont Realty by any person or concern, (2) alleged material violation of Environmental Requirements, relating to the Fermont Realty or affecting the Generator Business, or (3) Hazardous Material (as hereafter defined) present on or about the Fermont Realty of which Seller has knowledge and which is reasonably likely to result in a material liability, in each case, under any Environmental Law, excepting materials which are used or consumed or held for use or consumption in the ordinary course of the Generator Business and are in material compliance with all applicable federal, state and local statutes, ordinances and regulations, and (C) Seller has not been ordered or requested by any regulatory authority to take any steps to remedy any condition on the Fermont Realty (or elsewhere in regard to the Generator Business) constituting a material violation of Environmental Requirements.

                    (ii)  Underground Tanks.  Except as set forth
                          -----------------
on Schedule 3.6(c)(ii), Seller has not placed, nor caused to be placed
   -------------------
on the Fermont Realty any underground storage tanks nor is Seller aware of any such underground storage tanks being placed on or underneath the Fermont Realty.

                    (iii) Definitions.  For the purposes of this
                          -----------
Agreement:

                    "Environmental Damages" shall mean all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, for Hazardous Material upon, about, or beneath the Fermont Realty or migrating or threatening to migrate from the Fermont Realty regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Fermont Realty, and including without limitation: (A) damages for personal injury, or injury to property or natural resources occurring on or off the Fermont Realty, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on the Fermont Realty; interest and penalties including but not limited to claims brought by or on behalf of employees of Seller, (B) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Material or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration, reclamation or monitoring work required by any applicable federal, state or local governmental agency or political subdivision; (C) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (B) herein; and (D) diminution in the value of the interest of Seller in the Fermont Realty, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space of the Fermont Realty.

                    "Environmental Requirements" shall mean all applicable present environmental statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, of all applicable governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the states and political subdivisions thereof, including without limitation: all requirements, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating discharges, releases or threatened releases of Hazardous Material into the groundwater or land.

                    "Hazardous Materials" means (A) any substance the presence of which requires investigation or remediation under any applicable federal, state or local statute, regulation, or ordinance, or
(B) any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, PCB's, petroleum products, flammable explosives, radioactive materials or infectious substances) or any other substances or materials which are identified by or regulated by any applicable federal, state or local statute regulation or ordinance.

          3.7  Properties and Assets.
               ---------------------

               3.7.1 Real Property.
                     -------------

                     (a)  Seller owns in fee the Fermont Realty
and there is no other real property now owned or leased and used in the operation of the Generator Business except as set forth on
Schedule 3.7.1(a).
-----------------

                     (b)  Seller has and will have on the Closing
Date good and marketable title to the Fermont Realty, and will deliver same to Buyer on the Closing Date free and clear of all mortgages, liens, encumbrances, leases, equities, security interests, claims, charges, easements, rights-of-way, covenants, conditions and restrictions (collectively, "Liens"), except for (i) the easements, rights of way and restrictions of record set forth on Schedule 3.7.l(b),
                                                      -----------------
(ii) for Taxes, assessments and other similar governmental charges which are not due and payable or which may thereafter be paid without penalty and are reflected in the Effective Date Balance Sheet, and (iii) other imperfections of title or encumbrances which do not materially affect the marketability of the property subject thereto and do not materially impair the use of such property in the Generator Business as presently conducted. (The items referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence are hereafter referred to as "Permitted Liens").

                     (c)  To the knowledge of Seller, all of the
buildings and real property improvements included in the Fermont Realty or otherwise used in the Generator Business as presently conducted do not materially violate any applicable building code, zoning ordinance or other law or regulation.

                     (d)  Except for ordinary course reviews of
assessments of values there is no proceeding pending or, to the knowledge of Seller, threatened to which Seller is or may become a party in which any taxing authority having jurisdiction over any of the Fermont Realty is seeking to increase the assessed value thereof.

                     (e)  There is no condemnation or eminent
domain proceeding pending which relates to the Fermont Realty, and, there is to the knowledge of Seller no such proceeding threatened, by any relevant governmental authority nor any such proceeding to which Seller is not a party but as to which the Fermont Realty is subject, in the case of the foregoing, which would have a Material Adverse Effect.

                     (f) Where required by applicable law, to the knowledge of Seller, Seller holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of the Fermont Realty and which are material to the operation of the Generator Business.

               3.7.2 Tangible Personal Property.  Except as
                     --------------------------
otherwise indicated on Schedule 3.7.2, Seller has good and marketable
                       --------------
title to all of the Inventory, the Machinery and Equipment and other tangible personal property free and clear of all Liens other than Permitted Liens. All items of such tangible personal property are located on the Fermont Realty. To the knowledge of Seller, the operation of the Machinery and Equipment is not in material violation of any applicable building code, zoning ordinance or other law or regulation.

               3.7.3 Proprietary Property.
                     --------------------

                    (a)   Exhibit E sets forth, among other
                          ---------
things, a description of the following:

                          (i)   each material United States and
foreign patent, patent license, patent application, trade name, trademark service mark, trade name registration, trademark registration, service mark registration, copyright, copyright registration and any application for any of the foregoing owned or licensed, and used by Seller primarily in the conduct of its Generator Business (the
"Registered Intangible Personal Property");

                          (ii)  a description of each license and
similar agreement or arrangement to which Seller is a party either as licensee or licensor for each such item of Registered Intangible
Personal Property; and

                          (iii) a description of all confidential
and material inventions, trade secrets, computer programs and software, other than off the shelf products, and formulae owned by, in the possession of or used by Seller primarily in its Generator Business and of which Seller has knowledge (collectively, with the Registered Intangible Personal Property, the "Proprietary Property").

                    (b)   Except as otherwise indicated on
Schedule 3.7.3(b), Seller is the owner of all right, title and interest
-----------------
in and to each item of Proprietary Property free and clear of all Liens other than Permitted Liens and as applicable, has the right and authority to use each item of Proprietary Property in connection with the conduct of its Generator Business in the manner presently conducted. To the knowledge of Seller, neither such use nor the conduct of the Generator Business of Seller conflicts with, infringes upon or violates any patent, trademark, service mark, trade name, trade secret or other right of any other person, firm or corporation in any way. There is no outstanding or, to the knowledge of Seller, threatened dispute with respect to any material license or similar agreement used in the Generator Business. There have not been any actions or other judicial or adversary proceedings involving Seller concerning any of the Proprietary Property, nor, to the knowledge of Seller, is any such action or proceeding threatened.

          3.8  Insurance.  Schedule 3.8 includes a summary description
               ---------   ------------
of all material insurance policies of any nature covering the Purchased Assets (the "Insurance Policies"), which description includes the property or liabilities covered, the insurer and the amount and period of coverage. Seller has not received any notice or other communication within one (1) year prior to the date hereof canceling or materially amending or materially increasing the premium payable under any Insurance Policies, and to the knowledge of Seller, no such cancellation, amendment or increase of premiums is threatened. Since October 16, 1997, there remain no outstanding written requirements or recommendations of any insurance company that issued any policy of fire or extended coverage insurance covering the properties of Seller by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any repairs or other work to be done on or with respect to any of the properties insured in any of said policies.

          3.9  Contracts and Operation Agreements.
               ----------------------------------

               (a)  Except as set forth on Schedule 3.9(a), there
                                           ---------------
currently exists no material default under any Material Contract on the part of Seller nor, to the knowledge of Seller, on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute any material default under any Material Contract. Except as set forth on
Schedule 3.9(a), no consent of any party to any Material Contract is
---------------
required in order to permit the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including the assignment of the Material Contracts to Buyer) nor will the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby (including the assignment of the Material Contracts to Buyer) result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, or result in a material modification of, any Material Contract.

               (b)  Schedule 3.9(b) contains a true and complete
                    ---------------
list of all Contracts and Operation Agreements involving remaining aggregate payments of more than $100,000.00 or having a remaining term of more than three (3) years (each, a "Material Contract") that relate primarily to the operation of the Generator Business by Seller.

               (c)  Except as set forth on Schedule 3.9(c), there
                                           ---------------
are no material outstanding claims by customers for back charges, rebates, price reductions or settlements, or for breaches of product or service warranties, or for product or service liability for products manufactured or sold as of the date hereof, in each case, relating primarily to the operation of the Generator Business by Seller.

               (d) Included on Schedule 3.9(d) is the quote log of Seller as of January 12, 1999, which quote log contains a list of all outstanding bids or proposals for a contract under which the value of services to be performed or goods to be provided by Seller or the cost of the goods to be sold by Seller is expected to exceed $100,000.00.

          3.10 Government Contracts and Government Subcontracts.
               ------------------------------------------------

               (a)  Government Contracts Compliance. With respect to
                    -------------------------------
each and every Government Contract, Government Subcontract and Government Bid to which Seller is a party solely in respect of the Generator Business (all as such terms are defined in Section 3.10(j) hereof), and except as set forth on Schedule 3.10(a), since June 7,
                                    ----------------
1997: (i) Seller has complied in all material respects with all terms and conditions of such Government Contract, Government Subcontract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein;
(ii) Seller has complied in all material respects with all requirements of statutes, rules, regulations, orders or agreements pertaining to such Government Contract, Government Subcontract or Government Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract, Government Subcontract or Government Bid were in all material respects, accurate and complete as of their effective date, and, Seller has complied in all material respects with all such representations and certifications, including, without limitation, all representations and certifications required by or relating to the Truth-In-Negotiations-Act, the Procurement Integrity

Act, the Foreign Corrupt Practices Act, the Cost Accounting Standards, the regulations and rules relating to Foreign Military Sales and the regulations and rules relating to the submission of progress payment requests; (iv) no Governmental Entity (as such term is defined in Section 3.10 hereof) nor any prime contractor, subcontractor or other person has notified Seller, either orally or in writing, that Seller has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement; (v) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) no cost incurred by Seller has been disallowed; and (vii) no material amount of money due to Seller from a Governmental Entity has been withheld or set off or been the subject of any attempt to withhold or set-off.

               (b)  Investigations and Audits.  Except as set forth
                    -------------------------
on Schedule 3.10(b) and to the knowledge of Seller: (i) neither Seller
   ----------------
nor any of Seller's officers, employees, agents or any of the consultants identified on Schedule 3.10(b) in each case that are
                          ----------------
employed in the Generator Business, is (or for the last five (5) years has been) under administrative, civil or criminal investigation, including as a result of a qui tam action brought under the Civil False Claims Act, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Government Subcontract or Government Bid and relating to the Generator Business;
(ii) Seller has not made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, Government Subcontract or Government Bid relating to the Generator Business, that has led or could lead, either before or after the Closing Date, to any of the consequences set forth above or any other damage, penalty assessment, recoupment of payment or disallowance of cost. For purposes of this Agreement, the term "agents" is used as it is understood by the Federal Acquisition Regulations.

               (c)  Financing Arrangements and Claims.  Except as
                    ---------------------------------
set forth on Schedule 3.10(c),  and solely with respect to the Generator
             ----------------
Business, there exists (i) no financing arrangements with respect to performance of any current Government Contract or Government Subcontract; (ii) no material outstanding claims against Seller, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Subcontract; (iii) no facts that are known by Seller upon which such a claim is likely to or may be based in the future; (iv) no disputes between Seller and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract or Government Bid; and
(v) no material facts that are known by Seller over which such a dispute may arise in the future. Except as set forth on Schedule 3.10(c),
                                                 ----------------
Seller has no interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract or Government Bid.

               (d)  No Suspension or Debarment. Except as set forth
                    --------------------------
on Schedule 3.10(d) neither Seller, nor any of Seller's current officers
   ----------------
or employees, in each case that are employed in the Generator Business, is (or for the last two (2) years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. Except as set forth on Schedule 3.10(d), Seller knows of no circumstances that
             ----------------
would warrant the institution of suspension or debarment proceedings against

Seller or any of Seller's officers or employees employed in the Generator Business, nor has Seller or any of its officers or employees employed in the Generator Business been declared nonresponsibile or ineligible for U.S. Government Contracting.

               (e)  Customer Furnished Assets. Seller is in material
                    -------------------------
compliance with all of its obligations relating to the customer furnished items solely with respect to the Generator Business, including, but not limited to, government furnished equipment, government furnished property, government furnished information, and like categories of customer furnished assets provided by Seller's prime contractors. Seller's rights, title and interests, if any, in all customer furnished items solely relating to the Generator Business will be transferred to Buyer effective on the Closing Date.

               (f)  Clearances. Except to the extent prohibited by
                    ----------
the Industrial Security Manual For Safeguarding Classified Information,
Schedule 3.l0(f) sets forth all facility security clearances held by
----------------
Seller and all personnel security clearances held by any officer or employee of Seller relating to the Generator Business of Seller to the extent applicable to the operation of the Generator Business.

               (g)  Accounting and Procurement Systems.  Except as
                    ----------------------------------
set forth on Schedule 3.10(g), Seller's cost accounting and procurement
             ----------------
systems with respect to Government Contracts and Government Subcontracts relating solely to the Generator Business, are in compliance in all material respects with all applicable governmental regulations and rules.

               (h)  Offset Obligations. Except as set forth in
                    ------------------
Schedule 3.10(h), Seller has no material outstanding Offset Obligations
----------------
solely with respect to the Generator Business, as defined in Section 3.10(j) hereof. Seller is in compliance with any Offset Obligations referenced in Schedule 3.10(h).
              ----------------

               (i)  Independent Research & Development ("IR&D").
                    -------------------------------------------
Seller has, to the knowledge of Seller and solely as they relate to the Generator Business, current advance agreements with its customers for the allocation and reimbursement of IR&D expenses and the IR&D expenses incorporated into the pricing of Seller's Government Contracts, Government Subcontracts and Government Bids are fully reimbursable and allocable at substantially the rates specified in said advance agreements.

               (j)  Certain Definitions.
                    -------------------

                    "Government Bid" means any currently outstanding quotation, offer, bid, or proposal for the design, development, manufacture, sale, overhaul, repair, or maintenance of products or the provision of services made by Seller that, if accepted or awarded, would lead to a Government Contract or Government Subcontract, wherein the ultimate beneficiary of performance is the United States Government and which is governed by the Federal Acquisition Regulations, if applicable.

                    "Government Contract" means any prime contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between Seller and any entity of the United States Government.

                    "Governmental Entity" means any foreign, domestic, federal, territorial, state, or local governmental authority, quasi-governmental authority, instrumentality, administrative or other agency, or any political subdivision, department or branch of any of the foregoing.

                    "Government Subcontract" means any contract, teaming agreement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind between Seller and another company at any tier, wherein the ultimate beneficiary of performance is the United States Government.

                    "Offset Obligations" means offset, countertrade or barter obligations arising under, or relating to, any Government Contract or Government Subcontract in favor of a Governmental Entity.

          3.11 Labor and Employment Agreements.
               -------------------------------

               (a)  Schedule 3.11(a) attached hereto contains the
                    ----------------
following to the extent they relate to individuals employed by or under contractual arrangements with Seller as of the date hereof primarily in the Generator Business: (i) a description of each collective bargaining agreement and other labor agreement to which Seller is a party or by which it is bound and (ii) a list of outstanding written contracts or commitments with officers, employees, agents, consultants or advisors.

               (b) Neither Seller nor to the knowledge of Seller is any other party to any agreement, plan or contract listed on Schedule 3.11(a)
                                                         ----------------
in material default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a material default thereunder.

               (c)  Except as set forth on Schedule 3.11(c), there
                                           ----------------
is no: (i) unfair labor practice complaint against Seller pending before the National Labor Relations Board or any other federal, state, local or foreign agency; (ii) pending or to the knowledge of Seller threatened labor strike or other organized labor disturbance affecting Seller;
(iii) grievance proceeding pending or threatened against Seller; (iv) pending or to the knowledge of Seller threatened arbitration proceeding arising out of or under any collective bargaining agreement to which Seller is a party, (v) since October 16,1997, to the knowledge of Seller, attempt by any union to represent employees of Seller as a collective bargaining agent, or (vi) to the knowledge of Seller, basis for which a material claim may be made against Seller under any collective bargaining agreement to which Seller is a party and relating to the Generator Business.

               (d)  Schedule 3.11(d) contains a true and correct
                    ----------------
list of all of the employees of the Generator Business and their current remuneration levels and positions held.

          3.12 Employee Benefit Plans.
               ----------------------

               (a)  Schedule 3.12(a) attached hereto contains a
                    ----------------
description of the following to the extent they relate to individuals employed by Seller as of the date hereof in the Generator Business: each pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, life insurance plan, severance plan, plan for the payment of legal expenses, vacation plan, or any other employee benefit plan, including without limitation, any "Employee Benefit Plan" as defined in Section 3(2) and Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Seller has any present or future obligation or liability or under which any employee or former employee of Seller, or a beneficiary of any employee or former employee, has any present or future rights to benefits (collectively the "Plans").

               (b) Seller does not participate in or have any present or future liability under any "Multi-Employer Plan" as defined in Section 4001(a)(3) of ERISA.

               (c)  Except as set forth on Schedule 3.12(a), no Plan
                                           ----------------
provides medical or health benefits to retirees.

               (d)  Except as set forth on Schedule 3.12(d) and
                                           ----------------
except for matters for which Buyer will have no liability after the Closing Date, each Plan has been maintained in material accordance with the respective terms and conditions and applicable provisions of ERISA and the Code and state insurance laws, including all rules and regulations promulgated thereunder.

               (e)  All reports and information required to be filed
with the United States Department of Labor, Internal Revenue Service,
The Pension Benefit Guarantee Corporation, or distributed to Plan participants and their beneficiaries with respect to each Plan, have been timely filed or distributed, except as set forth in Schedule 3.12(e)
                                                         ----------------
attached hereto and except matters for which Buyer will have no liability after the Closing Date.

          3.13 Agreement Not in Breach of Certain Instruments.
               ----------------------------------------------
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller or CTS or result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, (i) any judgment, decree, order or award of any court, governmental body or arbitrator to which Seller or CTS is a party or may be bound, or (ii) any law, rule or regulation applicable to Seller or CTS, except in the case of any of the foregoing, that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement or otherwise result in a material liability for Buyer or otherwise materially and adversely effect the Generator Business after the Closing Date.

          3.14 Regulatory Approvals.  Except as described on Schedule 3.14,
               --------------------                          -------------
no consent, approval or authorization of, or declaration, filing or registration with, any federal, state, municipal or local Governmental or regulatory authority or any other person is required of Seller or CTS in connection with the execution and delivery of this Agreement, except where the failure to obtain such consents, approvals, authorizations, declarations, filings or registrations would not have a Material Adverse Effect.

          3.15 Accounts Receivable.  The Accounts Receivable arose
               -------------------
out of sales in the ordinary course of business and represent bona fide indebtedness owing to Seller from the applicable account debtor. On the Closing Date, the Accounts Receivable will not be subject to any setoff or counterclaim. At Closing, Seller shall provide Buyer with a list of Seller's accounts receivable existing as of the Effective Date and not paid prior to the Closing Date (the "Effective Date Accounts Receivable"). Seller guarantees to Buyer that 100% of the Effective Date Accounts Receivable (net of the $11,000.00 reserve associated therewith) shall be collected within ninety (90) days after the Closing Date. Buyer will use reasonable efforts and act in good faith to collect the Effective Date Accounts Receivable within such ninety (90) day period. Following the expiration of such ninety (90) day period, Buyer shall notify Seller of the Effective Date Accounts Receivable which were not collected. The amount of such uncollected Effective Date Accounts Receivables shall be paid by Seller to Buyer within ten (10) days after Seller receives such notice from Buyer. If any such Effective Date Audit Receivables are subsequently collected by Buyer, such amounts shall be immediately paid by Buyer to Seller.

          3.16 Inventory.  Except as has been addressed by
               ---------
adjustments to the Purchase Price pursuant to Sections 1.4 and 1.5, the Inventory has been valued in accordance with generally accepted accounting principles applied consistently throughout the periods covered by the Financial Statements. All items included in the Inventory are the property of Seller, free and clear of any Lien, are not held by Seller on consignment from others and conform materially to all standards applicable to such inventory or its use or sale imposed by any governmental entity or regulatory authority. Schedule 3.16 contains a
                                              -------------
true and complete list of the addresses at which the Inventory is located.

          3.17 Certain Unlawful Practices.  In the five (5) year
               --------------------------
period preceding the date hereof, Seller has not nor has any officer, employee or agent of Seller nor has any person acting on their behalf, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including but not limited to violation of any anti-trust law) or received or retained any such gift or similar benefit, which in any case would subject Seller to any material damage or penalty in any civil, criminal or Governmental litigation or proceeding related to the Generator Business or which would be grounds for termination or modification of any Material Contract that is included in the Purchased Assets.

          3.18 Brokerage.  With the exception of First Chicago
               ---------
Capital Markets, Inc., neither Seller nor CTS has dealt with, nor is Seller obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

          3.19 Knowledge.  Certain of the representations and
               ---------
warranties are made "to the knowledge" of a person or refer to what is "known to a person or of what a person is "aware". The parties hereto agree that the meaning of such expressions shall in all cases be understood as comprising the knowledge and belief of the persons listed on Schedule 3.19.
   -------------

          3.20 Continuance of Relationships.  Seller has no knowledge
               ----------------------------
that any of the Generator Business' customers will not continue to be customers of Buyer or that suppliers or other vendors having business relationships with Seller's Generator Business will not continue to have such relationships with Buyer subsequent to the Closing Date.

          3.21 Bank Accounts.  Schedule 3.21 attached hereto contains
               -------------   -------------
an accurate and complete list of (i) the names and addresses of each bank in which Seller's Fermont Division has an account in Bridgeport, Connecticut; (ii) the account numbers of such accounts; and (iii) the authorized signatories for such accounts.

          3.22 Documents.  True, correct and complete copies of all
               ---------
documents creating or evidencing any plan, contract, agreement or obligation described within this Section 3 have been either delivered to Buyer or have been made available to Buyer.

          3.23 Entire Business.  The Generator Business constitutes
               ---------------
the only business engaged in or conducted by Seller's Fermont Division and the Purchased Assets (other than the Excluded Assets) constitute all of the properties, tangible or intangible, of Seller that are primarily related to or used or held for use primarily in the operation and conduct of the Generator Business.

     4.   Representations and Warranties of Buyer. Buyer represents
          ---------------------------------------
and warrants to Seller as follows:

          4.1  Organization.  Each of Buyer and ESSI is duly
               ------------
organized and is validly existing as a corporation in good standing under the laws of the State of Missouri with the corporate power to own its properties and carry on its business in the manner in which such business is now being conducted.

          4.2  Authority.  Each of Buyer and ESSI has full corporate
               ---------
power and on the Closing Date will have taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement and all other agreements herein contemplated to be executed in connection herewith by Buyer or ESSI have been (or will be) duly executed and delivered by Buyer or ESSI, have been (or will be) effectively authorized by all necessary action, corporate or otherwise, by Buyer or ESSI and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

          4.3  Brokerage.  With the exception of Manchester Partners,
               ---------
L.L.C., neither Buyer nor ESSI has dealt with, nor is Buyer or ESSI obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

          4.4  Regulatory Approvals. No consent, approval or
               --------------------
authorization of, or declaration, filing or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required of Buyer or ESSI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          4.5  Agreement Not in Breach of Certain Instruments.
               ----------------------------------------------
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer or ESSI or result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with, (i) any mortgage, indenture, lease, agreement, contract, license, permit, trust or other instrument or commitment of any kind to which Buyer or ESSI is or may be bound, (ii) any judgment, decree, order or award of any court, governmental body or arbitrator to which Buyer or ESSI is a party or may be bound or (iii) any law, rule or regulation applicable to Buyer or ESSI.

          4.6  Buyer's and ESSI's Ability to Perform.  Neither Buyer
               -------------------------------------
nor ESSI, nor any of their respective officers or employees are (or for the last five (5) years have been) suspended or debarred from doing business with the U.S. Government or have been declared nonresponsible or ineligible for U.S. Government contracting. Buyer knows of no circumstances that exist (whether relating to Buyer or ESSI or any of their respective officers or employees) which might result in Buyer being ineligible to perform, incapable of performing or otherwise being prohibited from fulfilling the obligations of Seller under any of the Government Contracts or Government Subcontracts.

          4.7  Certain Unlawful Practices.  In the five (5) year
               --------------------------
period preceding the date hereof, neither Buyer nor ESSI has, nor have any of their respective officers, employees or agents, nor has any person acting on their behalf, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including but not limited to violation of any antitrust law) or received or retained any such gift or similar benefit, which in any case would subject Buyer or ESSI to any material damage or penalty in any civil, criminal, or Governmental litigation or proceeding that would result in a material adverse effect on Buyer's or ESSI's business as it relates to any Government Contract or Governmental Subcontract or which would be grounds for termination or modification of any Government Contract or Government Subcontract.

     5.   Covenants and Agreements of Seller.  Seller shall comply
          ----------------------------------
with each of the covenants and agreements set forth in this Section 5:

          5.1  Corporate Existence and Rights: Conduct in Ordinary
               ---------------------------------------------------
Course.  Except as specifically required by this Agreement, between the
------
date hereof and the Closing Date, Seller (a) will take all necessary actions to keep in full force and effect the corporate existence of Seller and will use its reasonable best efforts to cause the operations of the Generator Business to be conducted only according to its ordinary and usual course of business, (b) will not enter into any transaction material in nature or amount other than in the ordinary and usual course of business, nor will Seller order any unusual amounts of inventory of any kind or nature from any source other than as are required for performance of its obligations under the Contracts, (c) shall take no actions to materially alter delivery dates, production schedules, shipment dates or the like from its normal course of business, (d) shall use its reasonable best efforts with respect to the Generator Business to preserve intact its present business organization, keep available the services of its officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it,
(e) shall maintain its records and books of account solely with respect to the Generator Business, in a manner that fairly reflects its income, expenses, assets and liabilities in a manner sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles, and (f) will maintain the improvements to the Fermont Realty and the Machinery and Equipment in such condition, order and repair as is sufficient to operate the Generator Business as currently conducted, reasonable wear and tear excepted.

          5.2  Access and Information Before the Closing. Between the
               -----------------------------------------
date hereof and the Closing Date, Seller will cause to be afforded to Buyer and Buyer's counsel, accountants and other representatives reasonable access during normal business hours to all of the properties, books, contracts and records of Seller relating primarily to the Generator Business and the Purchased Assets and will furnish Buyer and Buyer's counsel, accountants and other representatives, at Buyer's sole cost and expense with all information, including copies of books, contracts and records, concerning the affairs of Seller relating to the Fermont Division which Buyer may reasonably request. Further, until the Closing, Seller shall permit Buyer and its agents, employees and contractors reasonable periodic access during normal business hours on to the Fermont Realty for the purpose of conducting such surveys, inspections, audits, assessments, tests and analyses as may be desired by Buyer provided, however, no so-called "Phase I" (i.e., documentary review and walk-through site inspection) preliminary environmental evaluation and no borings or other so-called "Phase II" environmental examinations will be performed without Seller's prior written consent which may be given or withheld in Seller's sole discretion. By their execution below, CTS and Seller each hereby authorize Buyer to rely upon the ATC Phase I Report and to have the ATC Phase I Report updated to current date in favor of Buyer and for Buyer to obtain soil borings and to conduct other investigations of the area of the Fermont Realty where the four (4) abandoned underground storage tanks were located in order to assess the extent of any contamination from leakage and any remediation that may be required. Buyer agrees to provide Seller with the written results of the investigations it conducts. In the event the transactions contemplated hereby fail to close for any reason, Buyer shall repair any damage caused to the Fermont Realty by such testing and restore the Fermont Realty to its condition prior to such testing, reasonable wear and tear excepted. Buyer will not contact any employee, customer or administrative contracting officer representative of Seller or CTS without the prior written approval (such approval not to be unreasonably withheld) of an authorized representative of Seller.

          5.3  Current Information. Seller shall advise Buyer in
               -------------------
writing promptly, but in any event prior to the Closing, of (i) the occurrence of any event which renders any of Seller's representations or warranties set forth herein inaccurate in any material respect or the awareness of Seller that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of Seller to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Between the date hereof and the Closing Date, Seller will also provide Buyer promptly on becoming available copies of all operating and financial statements reports prepared by or for the normal conduct of business of Seller.

          5.4  Consents.  Seller will, as soon as possible, commence
               --------
to take all reasonable action required to obtain all material consents, approvals, novations and agreements of and to give all notices and make all other filings with any third parties, including governmental authorities, necessary to authorize, approve or permit the transfer of the Purchased Assets to

Buyer and Buyer shall cooperate with Seller with respect thereto. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use their reasonable best efforts to take or cause to be taken all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

          5.5  Contracts and Operation Agreements.  Between the date
               ----------------------------------
hereof and the Closing Date, Seller shall not, other than in the ordinary course of business, without the prior written consent of Buyer
(a) amend in any material respect or terminate any Material Contract or
(b) enter into or become a party to or submit any bid or proposal for any contract that would have been a Material Contract had it been in existence on the date hereof.

          5.6  Insurance.  Between the date hereof and the Closing
               ---------
Date, Seller shall continue in force such insurance coverage as Seller deems reasonably appropriate for the operation of the Generator
Business.

          5.7  Insider Restriction. Seller acknowledges that Buyer's
               -------------------
parent corporation, Engineered Support Systems, Inc. ("ESSI"), is a public company and that this Agreement and the transactions contemplated herein may be material to ESSI. Seller shall advise its directors, and any other members of management, employees, or agents who are aware of the transactions contemplated herein not to purchase or sell, directly or indirectly, any ESSI stock until the earlier of the Closing or the public announcement that the parties have entered into this Agreement.

          5.8  No Shopping. Seller shall not, directly or indirectly,
               -----------
through any officer, director, employee or agent or otherwise, solicit, initiate, encourage, participate in any negotiation or discussion or enter into any agreement in respect of or cooperate with any person regarding (including without limitation, by way of furnishing any non-public information concerning or affording access to, the business, properties or assets of Seller) any Acquisition Proposal (as hereinafter defined). The term "Acquisition Proposal" means any proposal (other than this Agreement) for the acquisition for all or a substantial portion of the stock of Seller or the assets of Seller's Fermont Division or the Generator Business, or for a merger, consolidation or other business combination pursuant to which any other person would acquire Seller or any substantial equity interest in Seller. Seller shall promptly communicate to Buyer the fact that they have received any proposal or inquiry regarding the Acquisition Proposal.

          5.9  Public Statements.  Before any party hereto shall
               -----------------
release any information concerning this Agreement or the contemplated transactions herein which is intended for public dissemination thereof, they shall furnish drafts of all documents or scripts for proposed oral statements to the other party for comments, and shall not release any such information without the prior consent of the other party. Nothing contained herein shall prevent either party from furnishing any information to any governmental authority to any other party if required to be disclosed by applicable law or regulation, and after having given prior written notice to the other party of any such contemplated disclosure.

     6.   Covenants and Agreements of Buyer.  Buyer covenants and
          ---------------------------------
agrees:

          6.1  Confidentiality.  The letter agreement between ESSI
               ---------------
and First Chicago Capital Markets, Inc. (acting on behalf of Seller) dated July 2, 1998 (the "Confidentiality Agreement") shall be incorporated herein in its entirety by this reference (except for paragraphs 5 and 7 to the extent inconsistent with this Agreement) and shall continue in full force and effect unless and until the Closing
occurs.   Buyer agrees to be bound by the Confidentiality Agreement on a joint and several basis with ESSI and Buyer and Seller agree that references to the "Company" in the Confidentiality Agreement referred collectively to Seller and CTS and that "Evaluation Material" includes all such material that is furnished pursuant to this Agreement or in connection with the transactions contemplated hereby. Without limiting the generality or effect of the Confidentiality Agreement, Buyer will not, directly or indirectly, use the Evaluation Material in making any Government Bid or to compete with Seller or CTS in any way.

          6.2  Current Information.  Buyer will advise Seller in
               -------------------
writing promptly, but in any event prior to the Closing, of: (i) the occurrence of any event which renders any of Buyer's representations or warranties set forth herein inaccurate in any material respect or the awareness of Buyer that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of Buyer to comply with or accomplish any of the covenants or agreements set forth herein in any material respect.

          6.3  Seller Employees.  Following Closing, Buyer will
               ----------------
employ or offer employment to substantially all of the present employees of Seller's Fermont Division. For those employees of the Fermont Division that are hired by Buyer, Buyer anticipates that their compensation and benefits will be similar to that which those employees were receiving prior to the Closing. Following the Closing, Buyer will provide a group medical plan that is substantially similar to the group medical plan provided by Seller for Fermont Division employees prior to the Closing. Such group medical plan of Buyer will not contain any pre-existing condition limitations or waiting periods and employees of the Fermont Division who are hired by Buyer will receive credit for service for out-of-pocket costs incurred under Seller's group medical plan prior to the Closing Date for purposes of the Buyer's group medical plan. Nothing in this Section 6.3 is intended to create any rights in or to an employee of Seller's Fermont Division as a third party beneficiary.

          6.4  Insider Restriction.  Buyer acknowledges that CTS is a
               -------------------
public company and that this Agreement and the transactions contemplated herein may be material to CTS. Buyer shall advise its directors, and any other members of management, employees or agents who are aware of the transactions contemplated herein not to purchase or sell any CTS stock until the earlier of the Closing or the public announcement that the parties have entered into this Agreement.

          6.5  Minimize Liability.  Buyer agrees to use its best
               ------------------
efforts to cooperate with and assist Seller in Seller's efforts to be released from liability after the Closing Date under the Government Contracts to manufacture generator sets for the United States Government. In the event such release is not forthcoming, Buyer's efforts shall be to cooperate with and assist Seller in minimizing its liability exposure, to the greatest extent possible, under such contracts after the Closing Date.

          6.6  Certain Limitations on Representations and Warranties.
               -----------------------------------------------------
Each of the parties hereby acknowledges that (i) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Agreement or any agreements or instruments executed in connection herewith, and (ii) the parties' respective rights, obligations and remedies with respect to this Agreement and the events giving rise thereto will be solely and exclusively as set forth
in this Agreement and the Confidentiality Agreement.   EACH OF BUYER,
CTS, SELLER, BUYER AND ESSI ACKNOWLEDGES THAT, SHOULD THE CLOSING OCCUR, PURCHASER WILL ACQUIRE THE ACQUIRED ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN "AS IS" CONDITION AND ON A "WHERE IS" BASIS, EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED AND WARRANTED HEREIN.

          6.7  Post Closing Government Contract Compliance.  From the
               -------------------------------------------
Closing Date until such time as Seller and CTS have no further obligation under the Government Contracts and Governmental Subcontracts referred to in Section 1.1(b)(viii) (collectively, the "Assumed
Government Contracts"), Buyer will:

               (a) Submit to CTS within fifteen (15) business days after receiving same a reasonably detailed description of any material corrective action requests received by Buyer or any of its affiliates with respect to any of the Assumed Government Contracts and if requested by CTS, submit to CTS within fifteen (15) business days after receiving such request a report of the delivery status vis-a-vis the dates for delivery under the Assumed Government Contracts and the amount of any outstanding holdbacks of progress payments under the Assumed Government Contracts;

               (b) Submit to CTS within five (5) business days after receiving same, notice of any material cure demand received by Buyer in respect of any Assumed Government Contract which has a cure period of less than forty-five (45) days;

               (c) Provide reasonable access to Buyer's employees, books and records and premises (upon reasonable prior notice during normal business hours and without disrupting Buyer's business) at any time after Seller or CTS have received oral or written notice from any person that Buyer has breached, or is reasonably likely to breach within the next thirty (30) days, its obligations under the Assumed Government Contracts, subject to Seller or CTS providing reasonable confidentiality assurances to Buyer; and

               (d)  If ESSI is not subject to the reporting
requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, then Buyer will submit to Seller within fifty-five
(55) days after the end of each of the first three quarters of each fiscal year and within one hundred (100) days after the end of each fiscal year, financial statements of ESSI, including statements of operations and statements of cash flows for the quarter or fiscal year then ended (as applicable) and a balance sheet as of the end of each such quarter or fiscal year then ended (as applicable).

     7.   Conditions to Obligations of Seller.  The obligations of
          -----------------------------------
Seller to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Seller:

          7.1  Correctness of Representations and Warranties.  All of
               ---------------------------------------------
the representations and warranties of the Buyer contained in this Agreement shall have been true and complete on the date hereof in all material respects and shall be true and complete on the Closing Date in all material respects with the same effect as if made on the Closing Date, and the Buyer shall have executed and delivered to Seller at Closing a certificate to such effect.

          7.2  Performance of Covenants and Agreements.  All of the
               ---------------------------------------
covenants and agreements of the Buyer contained in this Agreement and required to be performed by the Buyer on or before the Closing Date shall have been performed in all material respects and the Buyer shall have executed and delivered to Seller at Closing a certificate to such effect.

          7.3  No Legal Bar.  There shall not have been instituted or
               ------------
threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any Governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

          7.4  Guaranty.  ESSI shall have executed in favor of Seller
               --------
a Guaranty (in the form of Exhibit M) of the obligations of Buyer under
                           ---------
the Government Contracts and Subcontracts enumerated on Exhibit I being
                                                        ---------
assigned to and assumed by Buyer and for which releases of Buyer's obligations are not obtained.

          7.5  CTS Board Approval. This Agreement and the
               ------------------
transactions contemplated hereby shall have been approved by the Board of Directors of CTS.

          7.6   Opinion of Buyer's Counsel.  Seller shall have
                --------------------------
received an opinion of counsel for Buyer and ESSI addressed to Seller and dated the Closing Date, in the form of Exhibit N. In rendering such
                                           ---------
opinion, Buyer's counsel may rely upon certificates of public officials and upon certificates of officers of Buyer and ESSI as to factual matters and on opinions of other counsel of good standing, whom counsel believes to be reliable.

          7.7  Assumption Agreement.  Buyer shall have executed and
               --------------------
delivered to Seller an agreement to assume the Assumed Liabilities in the form of Exhibit O.
            ---------

     8.   Conditions to Obligations of Buyer.  The obligations of the
          ----------------------------------
Buyer to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Buyer:

          8.1  Correctness of Representations and Warranties. All
               ---------------------------------------------
representations and warranties of Seller contained in this Agreement shall have been true and complete in all material respects on the date hereof and shall be true and complete on the Closing Date in all material respects with the same effect as if made on the Closing Date and Seller shall have executed and delivered to the Buyer at Closing a certificate to that effect.

          8.2  Performance of Covenants and Agreements. All of the
               ---------------------------------------
covenants and agreements of Seller contained in this Agreement and required to be performed by the Seller on or before the Closing Date shall have been performed in all material respects and Seller shall have delivered to the Buyer at Closing a certificate to that effect.

          8.3  Opinion of Seller's Counsel.  Buyer shall have
               ---------------------------
received an opinion of counsel for Seller and CTS addressed to Buyer and dated the Closing Date, in the form of Exhibit P. In rendering such
                                       ---------
opinion, counsel may rely upon certificates of public officials and upon certificates of officers of Seller and CTS as to factual matters and on opinions of other counsel of good standing, whom such counsel believes to be reliable.

          8.4  Good Standing Certificates.  Seller shall have
               --------------------------
delivered to Buyer (i) a certificate from the Secretary of State or other appropriate official of the State of New York to the effect that Seller is in good standing or subsisting in New York, and (ii) a certificate from the Secretary of State or other appropriate official in Connecticut to the effect that Seller is duly qualified or admitted and in good standing in Connecticut.

          8.5  No Legal Bar.  There shall not have been instituted or
               ------------
threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

          8.6  Warranty Deed(s). The due execution and delivery of a
               ----------------
General Warranty Deed(s) in the form of Exhibit Q by Seller in favor of
                                        ---------
Buyer whereby Seller transfers and conveys to Buyer the Fermont Realty in form satisfactory to Buyer.

          8.7  Bill(s) of Sale. The due execution and delivery of
               ---------------
certain Bill(s) of Sale by Seller in favor of Buyer whereby Seller transfers and conveys to Buyer the personal property referred to in Section l.l(b) hereof, substantially in the form of Exhibit R.
                                                    ---------

          8.8  Other Conveyance Documents.  The due execution and
               --------------------------
delivery of such other assignments, agreements, certificates, and other instruments which may be reasonably required by Buyer in order to assign, transfer and assure to Buyer receipt of good title to any or all of the Purchased Assets.

     9.   Indemnification.
          ---------------

          9.1  General Indemnification by Seller.  Seller covenants
               ---------------------------------
and agrees to indemnify, defend, protect and hold harmless Buyer and its officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a Buyer Indemnified Party and collectively, Buyer Indemnified Parties) from, against and in respect of:

               (a) All liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Buyer Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                    (i)   any breach of any representation or
warranty of Seller set forth in this Agreement; or

                    (ii)  any nonfulfillment of any covenant or
agreement by Seller under this Agreement; or

                    (iii) the assertion against any Buyer
Indemnified Party of any Retained Liability; or

                    (iv)  the Mortgage dated June 28, 1963 and
recorded July 8, 1963 in Volume 1266 at Pages 301-43 made by The Frouge Corporation, a Delaware corporation, to The Chase Manhattan Bank, a New York corporation, its successors and assigns, to secure an indebtedness in the principal amount of $1,050,000.00 with interest as therein specified.

          9.2  Certain Limitations of Seller Indemnification.
               ---------------------------------------------
Notwithstanding the above:

               (a) there shall be no liability for indemnification under clause (i) of Section 9.1 with respect to Damages unless, and solely to the extent that, the aggregate amount of such Damages exceeds One Hundred Thousand Dollars ($100,000.00);

               (b) the aggregate amount of Seller's liability under clause (i) of Section 9.1 shall not exceed One Million Dollars
($1,000,000.00);

               (c) all claims or demands for indemnification under clause (i) of Section 9.1 must be asserted in the manner set forth in
Section 9.5 on or prior to the first anniversary of the Closing Date.

          9.3  General Indemnification by Buyer.  Buyer covenants and
               --------------------------------
agrees to indemnify, defend, protect and hold harmless Seller and its officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a Seller Indemnified Party and collectively, Seller Indemnified Parties) from, against and in respect of:

               (a) All Damages suffered, sustained, incurred or paid by the Seller Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                    (i)   any breach of any representation or
warranty of Buyer set forth in this Agreement; or

                    (ii)  any nonfulfillment of any covenant or
agreement by Buyer under this Agreement; or

                    (iii) the assertion against any Seller
Indemnified Party of any Assumed Liability.

          9.4  Certain Limitations of Buyer Indemnification:
               --------------------------------------------
Notwithstanding the above:

               (a) there shall be no liability for indemnification under clause (i) of Section 9.3 with respect to Damages unless, and solely to the extent that, the aggregate amount of such Damages exceeds One Hundred Thousand Dollars ($100,000.00);

               (b) the aggregate amount of Buyer's liability under clause (i) of Section 9.3 shall not exceed One Million Dollars
($1,000,000.00);

               (c) all claims or demands for indemnification under clause (i) of Section 9.3 must be asserted in the manner set forth in
Section 9.5 on or prior to the first anniversary of the Closing Date.

          9.5  Indemnification Procedures. Each of Seller Indemnified
               --------------------------
Party and Buyer Indemnified Party is hereinafter referred to as an "Indemnified Party." The party against whom an Indemnified Party seeks to assert a Claim is hereinafter referred to as the "Indemnitor." All claims or demands for indemnification under this Section 9 ("Claims") shall be asserted and resolved as follows:

               (a) In the event that any Indemnified Party has a Claim against an Indemnitor which does not involve a Claim being asserted against or sought to be collected by a third party (such claim, a "Direct Claim"), the Indemnified Party shall with reasonable promptness notify Indemnitor of such Claim but in no event later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim, specifying in reasonable detail the nature of such Claim and the amount or the estimated amount thereof to the extent then known or feasible and will include copies of all material written evidence thereof (the "Claim Notice"). If Indemnitor does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that Indemnitor disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of Indemnitor hereunder. In case an objection is made in writing in accordance with this Section 9.5(a), the

Indemnified Party shall respond in a written statement to the objection within thirty (30) days and, for sixty (60) days thereafter, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

                    (i)   In the event that any Claim for which
Indemnitor would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall promptly deliver a Claim Notice to Indemnitor but in no event later than 20 calendar days after receipt of such notice of such Third Party Claim. Indemnitor shall have thirty
(30) days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether Indemnitor disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute. The Indemnitor will have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at such Indemnitor's own expense and by such Indemnitor's own counsel (reasonably satisfactory to the Indemnified Party) and the Indemnified Party will cooperate in good faith in such defense.

                    (ii)  If, within ten calendar days after
giving notice of a Third Party Claim to an Indemnitor pursuant to the paragraph above, an Indemnified Party receives written notice from the Indemnitor that the Indemnitor has elected to assume the defense of such Third Party Claim as provided in the last sentence of the immediately preceding paragraph, the Indemnitor will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnified Party that the Indemnified Party believes the Indemnitor has failed to take such steps, the Indemnified Party may assume its own defense, and the Indemnitor will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnitor will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnitor as to such Third Party Claim will not exceed the amount of such settlement offer.

                    (iii) A failure to give timely notice or to include any specified information in any notice as provided in this
Section 9.5 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise prejudiced as a result of such failure.

                    (iv) If the amount of any Claim, at any time subsequent to the making of a payment in respect of such Claim, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, rebate or other payment by or against any other Person, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith, together with interest thereon from the date of payment thereof, will promptly be repaid by the Indemnified Party to the Indemnitor. Upon making any such payment in respect of a Claim the Indemnitor will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third Person that is not an affiliate of the Indemnified Party on an insurer of the Indemnified Party in respect of the loss to which such payment relates; provided, however, that (i) the Indemnitor shall then be in compliance with its obligations under this Agreement in respect of such loss and (ii) until the Indemnified Party recovers full payment of its loss, any and all claims of the Indemnitor against any such third Person on account of said payment will be subrogated and subordinated in right of payment to the Indemnified Party's rights against such third Person. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and Indemnitor will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     10.  Covenant Not to Compete.
          -----------------------

          (a) Seller acknowledges that an important part of the benefits that Buyer will receive in connection with the transactions contemplated hereby is the ability to carry on the Generator Business free from either direct or indirect competition from Seller and its affiliates. In order that Buyer may enjoy such benefits, Seller and CTS, for themselves and their controlled affiliates (the "Seller's Group"), each agree that for a period of five (5) years after the Closing Date, they shall not engage at any place in the world, directly or indirectly, in the Generator Business, or own shares in the earnings of or invest in the equity securities of, any entity engaged at any place in the world in the Generator Business; provided, however, that Seller's Group may purchase equity securities in a publicly-traded company that is engaged in the Generator Business in an aggregate amount not to exceed five percent (5%) of the total equity interest in such company. The restrictions contained in this Section l0(a) are made and given to protect and preserve the business of Buyer, and the goodwill associated therewith. Seller and CTS each acknowledge and agree that such restrictions are fair and reasonable, that such restrictions are necessary to protect Buyer and are necessary for the protection of the legitimate business interests of Buyer, and are ancillary to the sale of certain business assets such that there is legal consideration for purposes of enforcing the foregoing covenants.

          (b) Seller and CTS hereby agree that Buyer's remedies at law for any breach or threat of breach by Seller, CTS or any of Seller's Group of this Section 10 will be inadequate, and that Buyer shall be entitled to seek a temporary restraining order, a preliminary injunction, and a permanent injunction or injunctions to prevent breaches of the provisions of this Section 10 and to enforce specifically the terms and provisions hereof. Should any provision of these covenants be held invalid, illegal or unenforceable, in whole or in part, the validity, legality or enforceability of the other provisions hereof, shall not be affected thereby. If any invalidity shall be caused by the length of any period of time, the geographic area encompassed by the covenant, or the scope of activities set forth herein, such period of time, such area, such scope or all of such factors shall be considered to be reduced to the maximum period, area or scope that would cure such invalidity and still be enforceable. Any provision of this Section 10 which is held invalid, illegal or unenforceable in any jurisdiction shall be not deemed invalid, illegal or unenforceable in any other jurisdiction.

     11.  Termination of Agreement.  This Agreement shall terminate
          ------------------------
prior to the Closing Date and be of no further force or effect between the parties hereto, except as to liabilities for intentional breach or default in connection with any covenant required by this Agreement to be performed prior to the date of termination, upon the occurrence of any of the following:

          (a)  By the mutual written consent of Buyer and Seller;

          (b) By either Buyer or Seller if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

          (c) By either Buyer or Seller if the Closing shall not have taken place by February 28, 1999; provided, the failure to consummate the transactions contemplated hereby on or before such date did not result from the intentional failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled before the Closing.

          (d) By Buyer if Seller shall have breached or failed to perform in any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.1 or 8.2 and (ii) cannot be or has not been cured within 30 days after giving of a written notice to Seller of such breach (a "Seller Material Breach") (provided Buyer is not then in a Buyer Material Breach of any representation, warranty or covenant contained in this Agreement); or

          (e) By Seller if Buyer shall have breached or failed to perform in any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (ii) cannot be or has not been cured within 30 days after giving of a written notice to Buyer of such breach (a "Buyer Material Breach") (provided Seller is not then in a Seller Material Breach of any representation, warranty or covenant contained in this Agreement).

     12.  Miscellaneous Provisions.
          ------------------------

          12.1 Construction.  This Agreement shall be construed and
               ------------
enforced in accordance with and governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof.

          12.2 Notices. All notices and other communications called
               -------
for or contemplated hereunder will be in writing and unless otherwise provided in this Agreement will be deemed to have been duly given when delivered in person to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) or one business day after having been dispatched by a nationally recognized overnight courier service to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to Buyer:         Engineered Electric Company
                          Attn: Mr. Gary C. Gerhardt
                          Executive Vice President and Chief
                             Financial Officer
                          1270 North Price Road
                          St. Louis, Missouri 63132
                          (314) 993-4615 - FAX

     With copies to:      David D. Mattern, Esq.
                          General Counsel and Secretary
                          Engineered Electric Company
                          1270 North Price Road
                          St. Louis, Missouri 63132
                          (314) 519-8579 - FAX
          and
                          Manchester Partners, L.L.P.
                          9900A Clayton Road
                          St. Louis, MO 63124
                          (314) 812-9491 - FAX

     If to Seller:        Dynamics Corporation of America
                          905 West Boulevard North
                          Elkhart, Indiana  46514
                          Attention:  Jeannine Davis,
                          General Counsel
                          (219) 293-6146- FAX

     With copies to:      First Chicago Capital Markets, Inc.
                          One Indiana Square
                          Indianapolis, IN 46266
                          (317) 266-6042 - FAX

          12.3 Assignment. Neither this Agreement nor any right,
               ----------
remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the written consent of the other party; provided, however, that the Buyer shall have the right without the consent of Seller to assign all or certain of its rights and obligations under this Agreement to any corporation or other entity, which is wholly owned, directly or indirectly, by the Buyer and/or ESSI and provided, further, that the Buyer may assign its rights hereunder for security purposes to any financing institution extending credit to the Buyer. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

          12.4 Insurance.  (a) With respect to any loss, liability or
               ---------
damage suffered by or affecting Buyer after the Closing Date relating to, resulting from or arising out of an Assumed Liability, any damage to or destruction of any of the Purchased Assets that occurred prior to the Closing Date, or the operation of the Generator Business after the Closing Date, for which Seller or any of its affiliates would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Seller in respect of the Generator Business ("Seller Insurance"), at the request of Buyer, Seller will use its reasonable efforts to assert, or to assist Buyer to assert, one or more claims under such Seller Insurance covering such loss, liability or damage if Buyer is not itself entitled to assert such claim, but Seller or any of its affiliates is so entitled, provided that all of Seller's and any of its affiliates' out-of-pocket costs and expenses incurred in connection with the foregoing, including without limitation any liability, obligation or expense referred to in the last sentence of this Section 12.4(a) are, at the option of the entity incurring such costs and expenses, paid in advance or promptly reimbursed by Buyer; provided, however, that Seller or any of its affiliates may in their sole discretion terminate or otherwise discontinue any policy of Seller Insurance. To the extent required under the terms of Seller Insurance to give effect to the foregoing, Seller will be deemed, solely for the purpose of asserting claims for Seller Insurance pursuant to the immediately preceding sentence, to have assumed or retained liability for such loss, liability or damage to the extent of the policy limits of the applicable policy of Seller Insurance; provided, however, that (i) Buyer's obligations under Section 9.3 will not be affected by the provisions of this Section 12.4(a), and (ii) with respect to any claim made by Seller or any of its affiliates under any Seller Insurance pursuant to this Section 12.4, Buyer and ESSI will jointly and severally indemnify, defend and hold harmless Seller and each of its affiliates and their respective directors, officers, partners, employees, agents and representatives (including without limitation any predecessor or successor of any of the foregoing) from and against any Damages relating to, resulting from or arising out of any deductible, policy limit, obligation, indemnity, reinsurance due to the liquidation or insolvency of the reinsurer, self-insurance retention, or retroactive or retrospective premium resulting from claims made under this Section 12.4 or other like arrangement by which any such entity retains any liability or obligation under any such policy of Seller Insurance or otherwise.

               (b) With respect to any loss, liability or damage suffered by or affecting Seller after the Closing Date relating to, resulting from or arising out of any Retained Liability or the operation of the Generator Business on or prior to the Closing Date, for which Buyer or any of its affiliates would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Buyer, in respect of the Generator Business ("Buyer Insurance"), at the request of Seller, Buyer will use its reasonable efforts to assert, or to assist Buyer to assert, one or more claims under such Buyer Insurance covering such loss, liability or damage if Seller is not itself entitled to assert such claim, but Buyer or any of its affiliates is so entitled, provided that all of Buyer's and any of its affiliates' out-of-pocket costs and expenses incurred in connection with the foregoing, including without limitation any liability, obligation or expense referred to in the last sentence of this Section 12.4 are, at the option of the entity incurring such costs and expenses, paid in advance or promptly reimbursed by Seller; provided, however, that Buyer or any of its affiliates may in their sole discretion terminate or otherwise discontinue any policy of Buyer Insurance. To the extent required under the terms of Buyer Insurance to give effect to the foregoing, Buyer will be deemed, solely for the purpose of asserting claims for Buyer Insurance pursuant to the immediately preceding sentence, to have assumed or retained liability for such loss, liability or damage to the extent of the policy limits of the applicable policy of Buyer Insurance; provided, however, that (i) Seller's obligations under
Section 9.1 will not be affected by the provisions of this Section 12.4, and (ii) with respect to any claim made by Buyer or any of its affiliates under any Buyer Insurance pursuant to this Section 12.4, Seller and CTS will jointly and severally indemnify, defend and hold harmless Buyer and each of its affiliates and their respective directors, officers, partners, employees, agents and representatives (including without limitation any predecessor or successor of any of the foregoing) from and against any Damages relating to, resulting from or arising out of any deductible, policy limit, obligation, indemnity, reinsurance due to the liquidation or insolvency of the reinsurer, self-insurance retention, or retroactive or retrospective premium resulting from claims made under this Section 12.4 or other like arrangement by which any such entity retains any liability or obligation under any such policy of Buyer Insurance or otherwise.

          12.5 Third Party Consents; Post Closing Novation.
               -------------------------------------------

               (a) The parties hereto acknowledge that, as of the Closing Date, Seller has not obtained the consent of the appropriate United States government authority (the "US Authority") to the assignment of the Assumed Government Contracts. Subject to their respective rights and obligations pursuant to clauses (b) and (c) of this Section 12.5 and without limiting the generality or effect of Sections 5.4 and 6.5, the parties hereto agree to use their reasonable best efforts to obtain such consent evidenced by a novation agreement entered into among Seller, Buyer and such U.S. Authority ("Novation Agreement") as promptly as is practicable after the Closing. If despite Seller's, Buyer's, ESSI's and CTS's reasonable best efforts the U.S. Authority has not executed and delivered the Novation Agreement by August 31, 1999, the parties will negotiate in good faith toward a reasonable resolution.

               (b) Notwithstanding anything to the contrary in this Agreement, to the extent that (i) any Contract or Operation Agreement, including without limitation any Assumed Government Contract, is not capable of being assigned to Buyer in connection with the Closing without the consent or waiver of a third person (including without limitation a Governmental Entity) which has not been obtained on or before the Closing Date, or (ii) any of the transactions contemplated by this Agreement constituted or would constitute a breach of any Contract or Operation Agreement, or a violation of any law, regulation, order or other governmental edict, Seller will be deemed not to have transferred and will not be obligated to transfer, to Buyer any direct or indirect right, title or interest in or to any such Contract or Operation Agreement and Buyer will not be deemed to have assumed any of Seller's obligations under any such Contract or Operation Agreement, without first having obtained all necessary consents and waivers.

               (c) To the extent that the consents and waivers referred to in Section 12.5(b) are not obtained or the Novation Agreement is not executed and delivered by the U.S. Authority, or until the breaches or violations referred to in Section 12.5(b) are resolved, Seller will use its reasonable best efforts to (i) provide to Buyer, at its request, the benefits of any such Contract or Operation Agreement,
(ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, without incurring any material financial obligation to Seller or any of its affiliates, and (iii) enforce, at the request and expense and for the account of Buyer, any rights of Seller arising from any such Contract or Operation Agreement against the other party or parties to such Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer). Buyer will perform or pay for the benefit of the other party or parties thereto the obligations of Seller under or in connection with any such Contract or Operation Agreement and will indemnify and hold Seller and its affiliates harmless from any damages relating to, resulting from or arising out of any failure by Buyer so to perform or pay. Buyer will comply with all reasonable requests of Seller for cooperation in connection with the performance of Seller's obligations under this Section 12.5

          12.6 Amendments and Waivers. This Agreement and all
               ----------------------
Exhibits and Schedules hereto may be modified only by a written instrument duly executed by each party. No condition to any party's obligations and no breach of any covenant, agreement, warranty or representation hereto will be deemed waived unless expressly waived in writing by the party whose obligations are subject to such condition or who might assert such breach. No waiver of any right hereunder will operate as a waiver of any other right or of the same or a similar right on another occasion. No failure or delay of any party in asserting any of its rights hereunder will constitute a waiver of any such rights.

          12.7 Survival.  All representations, warranties and
               --------
covenants made by Seller and Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto will be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date (except with respect to Exhibits and Schedules which are accurate as of the date or dates reflected thereon). The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement, irrespective of any investigation made by or on behalf of any party, shall be continuing and shall survive the Closing, subject to the limitations provided in Section 9.

          12.8 Binding Nature of Agreement.  This Agreement includes
               ---------------------------
each of the Schedules and Exhibits which are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          12.9 Expenses.  The costs and expenses of Buyer incident to
               --------
the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including its legal fees and disbursements and the broker/finder fees of Manchester Partners, L.L.C., shall be borne by Buyer. The costs and expenses of the Seller, including their legal fees and disbursements and the broker/finder fees of First Chicago Capital Markets, Inc., shall be borne by the Seller. Buyer shall pay for the cost of the owner's policy of title insurance (and the commitment therefor) for the Fermont Realty.

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

          12.10  Attorneys' Fees.   In the event that any action,
                 ---------------
proceeding or arbitration is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution.

          12.11  Entire Agreement.  This Agreement contains the entire
                 ----------------
understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          12.12  Severability.  Any provision of this Agreement which
                 ------------
is held invalid, illegal or unenforceable by a court of competent jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

          12.13  Counterparts. This Agreement may be executed by the
                 ------------
parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          12.14  Section Headings.  The headings of each Section,
                 ----------------
subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof

          12.15  Bulk Sales Laws.  Seller and Buyer agree to waive
                 ---------------
compliance with the Bulk Sales laws of the State of Connecticut.

          12.16  Transfer Taxes.  Buyer shall pay any and all
                 --------------
applicable documentary stamps, conveyance or other transfer taxes, if any, imposed in connection with Seller's sale of the Fermont Realty to Buyer as contemplated hereunder. Buyer and Seller shall share equally and pay the amount of any sales, use or other transfer taxes imposed in connection with Seller's sale of the Purchased Assets (other than the Fermont Realty) to Buyer hereunder.

          12.17  Access.
                 ------

                 (a) After the Closing, each party will, and will cause its affiliates to, retain all original agreements, documents, books, records, including without limitation employee records, and files primarily relating to the Generator Business ("Fermont Documents") required to be retained pursuant to obligations imposed by any applicable law, statute, regulation or order and in any event each party will, and will cause its affiliates to, retain all Fermont Documents for a period of seven years after the Closing Date. After the end of such seven-year period, before disposing, or permitting its affiliates to dispose, of any such Fermont Documents, each party will, and will cause its affiliates to, give notice to such effect to the other party and give the other party at its cost and expense an opportunity to remove and retain all or any part of such Fermont Documents as the other party may elect.

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

               (b) After the Closing, upon reasonable notice, each party hereto will give, or cause to be given, to the representatives, employees, counsel and accountants of the other parties hereto access, during normal business hours, to Fermont Documents relating to periods prior to or including the Closing, and will permit such persons to examine and copy such Fermont Documents to the extent reasonably requested by the other party in connection with tax and financial reporting matters (including, without limitation, any tax return relating to state or local real property transfer or gains taxes), audits, legal proceedings, governmental investigations and other business purposes and to make inquiries relating thereto of the relevant personnel; provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information (except to the extent required for purposes of defending or prosecuting any third party legal proceedings). Each party will, and will cause its respective affiliates controlled by it to, provide or make available to the other and the other's respective affiliates access to employees of the Generator Business for the purposes of, and with the limitations described in, the preceding sentence (including without limitation for the purpose of providing, and preparing to provide, testimony in connection with third party legal proceedings).

    [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed with the intention of being bound thereby as of the date and year first above written.


ENGINEERED ELECTRIC COMPANY,       DYNAMICS CORPORATION
A Missouri Corporation             OF AMERICA,
                                   A New York Corporation


By:   /s/ Gary C. Gerhardt         By:   /s/ George T. Newhart
      -------------------------          ---------------------
Name: Gary C. Gerhardt             Name: George T. Newhart
      -------------------------          ---------------------
Title: Executive Vice President    Title: Vice President and
       and CFO                            Treasurer
       ------------------------           --------------------


            "Buyer"                            "Seller"

                        CTS JOINDER
                        -----------

     CTS joins in this Agreement solely to guarantee the due and punctual performance by Seller of its obligations, covenants and agreements under this Agreement to be performed by it prior to the Closing Date and the obligations of Seller to indemnify Buyer and its affiliates under Sections 9 and 12.4(b) of this Agreement and for the purpose of being bound by Sections 5.2 and 10 of this Agreement. CTS hereby represents and warrants to Buyer that prior to the Closing Date CTS will transfer to Seller any assets or rights used or held for use primarily in the Generator Business that would have been Purchased Assets but for the fact that, CTS, rather than Seller, owns such assets. The foregoing guarantee is absolute and unconditional, is not subject to any defense or offset, lack of consideration or similar defense and, in connection herewith, CTS hereby waives any suretyship defenses which it otherwise might have or assert in the event of enforcement hereof.

                          CTS CORPORATION

                          By:   /s/ Jeannine M. Davis
                                -----------------------
                          Name: Jeannine M. Davis
                                -----------------------
                          Title: Senior Vice President, General
                                 Counsel and Secretary
                                 ------------------------------

                           ESSI JOINDER
                           ------------

     ESSI joins in this Agreement solely to guarantee the due and punctual performance by Buyer of its obligations, covenants and agreements under this Agreement to be performed by it prior to the Closing Date, the obligations of Buyer to perform under the Government Contracts and Government Subcontracts and the obligations of Buyer indemnify Seller and its affiliates under Sections 9 and 12.4(a) of this Agreement. The foregoing guarantee is absolute and unconditional, is not subject to any defense or offset, lack of consideration or similar defense and, in connection herewith, ESSI hereby waives any suretyship defenses which it otherwise might have or assert in the event of enforcement hereof.

                    ENGINEERED SUPPORT SYSTEMS, INC.

                    By:    /s/ Gary C. Gerhardt
                           ------------------------
                    Name:  Gary C. Gerhardt
                           ------------------------
                    Title: Executive Vice President
                           and CFO
                           ------------------------

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

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGINEERED SUPPORT SYSTEMS, INC.


Date: March 8, 1999               BY:  /s/ Gary C. Gerhardt
      -------------------              --------------------------------
                                       Gary C. Gerhardt
                                       Executive Vice President and
                                       Chief Financial Officer